Exhibit 99.1
CONSOLIDATED INCOME STATEMENT (a)
THE PNC FINANCIAL SERVICES GROUP, INC.

	Three months ended
In millions, except per share data	December 31 2021	September 30 2021	June 30 2021	March 31 2021
Interest Income
Loans	$2,414	$2,437	$2,160	$1,996
Investment securities	484	460	469	421
Other	77	78	72	66
Total interest income	2,975	2,975	2,701	2,483
Interest Expense
Deposits	27	29	30	40
Borrowed funds	86	90	90	95
Total interest expense	113	119	120	135
Net interest income	2,862	2,856	2,581	2,348
Noninterest Income
Asset management and brokerage	385	375	350	328
Capital markets related	460	482	324	311
Card and cash management (b)	646	663	597	492
Lending and deposit related (c)	273	305	270	254
Residential and commercial mortgage	209	248	206	187
Other (d)(e)	292	268	339	300
Total noninterest income	2,265	2,341	2,086	1,872
Total revenue	5,127	5,197	4,667	4,220
Provision For (Recapture of) Credit Losses	(327)	(203)	302	(551)
Noninterest Expense
Personnel	2,038	1,986	1,640	1,477
Occupancy	260	248	217	215
Equipment	437	355	326	293
Marketing	97	103	74	45
Other	959	895	793	544
Total noninterest expense	3,791	3,587	3,050	2,574
Income before income taxes and noncontrolling interests	1,663	1,813	1,315	2,197
Income taxes	357	323	212	371
Net income	1,306	1,490	1,103	1,826
Less: Net income attributable to noncontrolling interests	13	16	12	10
Preferred stock dividends	71	57	48	57
Preferred stock discount accretion and redemptions	2	1	1	1
Net income attributable to common shareholders	$1,220	$1,416	$1,042	$1,758
Earnings Per Common Share
Basic	$2.87	$3.31	$2.43	$4.11
Diluted	$2.86	$3.30	$2.43	$4.10
Average Common Shares Outstanding
Basic	424	426	427	426
Diluted	424	426	427	426
(a)Results reflect the BBVA acquisition beginning on June 1, 2021.
(b)Card and cash management includes integration costs (contra revenue) of ($17) million included in fourth quarter 2021.
(c)Lending and deposit related includes integration costs (contra revenue) of ($11) million in fourth quarter 2021.
(d)Other noninterest income includes integration costs (contra revenue) of ($19) million in fourth quarter 2021, ($8) million in third quarter 2021 and ($10) million in second quarter 2021.
(e)Other noninterest income is composed of private equity revenue, net securities gains and losses, activity related to our equity investment in Visa and gains and losses on asset sales. In addition to these components, the prior presentation of Other noninterest income included credit valuation adjustments related to the derivatives portfolio and customer-related trading, net gains on originations and sales of loans held for sale and portfolio underwriting.

CONSOLIDATED INCOME STATEMENT
THE PNC FINANCIAL SERVICES GROUP, INC.

	Three months ended
In millions, except per share data	December 31 2020	September 30 2020	June 30 2020	March 31 2020
Interest Income
Loans	$2,074	$2,116	$2,257	$2,480
Investment securities	442	490	527	582
Other	60	70	71	138
Total interest income	2,576	2,676	2,855	3,200
Interest Expense
Deposits	53	74	141	375
Borrowed funds	99	118	187	314
Total interest expense	152	192	328	689
Net interest income	2,424	2,484	2,527	2,511
Noninterest Income
Asset management and brokerage	315	309	285	294
Capital markets related	440	250	319	250
Card and cash management	498	497	437	481
Lending and deposit related	274	250	204	298
Residential and commercial mortgage	191	231	225	299
Other (a)	66	260	79	203
Total noninterest income	1,784	1,797	1,549	1,825
Total revenue	4,208	4,281	4,076	4,336
Provision For (Recapture of) Credit Losses	(254)	52	2,463	914
Noninterest Expense
Personnel	1,521	1,410	1,373	1,369
Occupancy	215	205	199	207
Equipment	296	292	301	287
Marketing	64	67	47	58
Other	612	557	595	622
Total noninterest expense	2,708	2,531	2,515	2,543
Income from continuing operations before income taxes and noncontrolling interests	1,754	1,698	(902)	879
Income taxes from continuing operations	298	166	(158)	120
Net income from continuing operations	1,456	1,532	(744)	759
Income from discontinued operations before taxes			5,596	181
Income taxes from discontinued operations			1,197	25
Net income from discontinued operations			4,399	156
Net income	1,456	1,532	3,655	915
Less: Net income attributable to noncontrolling interests	14	13	7	7
Preferred stock dividends	48	63	55	63
Preferred stock discount accretion and redemptions	1	1	1	1
Net income attributable to common shareholders	$1,393	$1,455	$3,592	$844
Earnings Per Common Share
Basic earnings from continuing operations	$3.26	$3.40	$(1.90)	$1.59
Basic earnings from discontinued operations			10.28	0.37
Total basic earnings	$3.26	$3.40	$8.40	$1.96
Diluted earnings from continuing operations	$3.26	$3.39	$(1.90)	$1.59
Diluted earnings from discontinued operations			10.28	0.36
Total diluted earnings	$3.26	$3.39	$8.40	$1.95
Average Common Shares Outstanding
Basic	425	426	426	429
Diluted	426	426	426	430
(a)Other noninterest income is composed of private equity revenue, net securities gains and losses, activity related to our equity investment in Visa and gains and losses on asset sales. In addition to these components, the prior presentation of Other noninterest income included credit valuation adjustments related to the derivatives portfolio and customer-related trading, net gains on originations and sales of loans held for sale and portfolio underwriting.

RECONCILIATION OF FEE INCOME (NON-GAAP) (a)

	Three months ended
In millions	December 31 2021	September 30 2021	June 30 2021	March 31 2021
Noninterest income
Asset management and brokerage	$385	$375	$350	$328
Capital markets related	460	482	324	311
Card and cash management (b)	646	663	597	492
Lending and deposit related (c)	273	305	270	254
Residential and commercial mortgage	209	248	206	187
Total fee income	1,973	2,073	1,747	1,572
Other (d)(e)	292	268	339	300
Total noninterest income	$2,265	$2,341	$2,086	$1,872

	Three months ended
In millions	December 31 2020	September 30 2020	June 30 2020	March 31 2020
Noninterest income
Asset management and brokerage	$315	$309	$285	$294
Capital markets related	440	250	319	250
Card and cash management	498	497	437	481
Lending and deposit related	274	250	204	298
Residential and commercial mortgage	191	231	225	299
Total fee income	1,718	1,537	1,470	1,622
Other (e)	66	260	79	203
Total noninterest income	$1,784	$1,797	$1,549	$1,825
(a)Results reflect the BBVA acquisition beginning on June 1, 2021.
(b)Card and cash management includes integration costs (contra revenue) of ($17) million included in fourth quarter 2021.
(c)Lending and deposit related includes integration costs (contra revenue) of ($11) million in fourth quarter 2021.
(d)Other noninterest income includes integration costs (contra revenue) of ($19) million in fourth quarter 2021, ($8) million in third quarter 2021 and ($10) million in second quarter 2021.
(e)Other noninterest income is composed of private equity revenue, net securities gains and losses, activity related to our equity investment in Visa and gains and losses on asset sales. In addition to these components, the prior presentation of Other noninterest income included credit valuation adjustments related to the derivatives portfolio and customer-related trading, net gains on originations and sales of loans held for sale and portfolio underwriting.